Second Annual Meeting of Shareholders

May 5, 2005

Agenda
Jeffrey P. Feather, Chairman of the Board
of Directors, calls the meeting to order:
•  Opening Remarks
•  Introduction of Directors, Executive
   Officers and Guests
•  Instruction on Procedures
•  Proxies
•  Opening of the Polls
May 5, 2005     Page 2

Agenda (continued)
•  Election of Directors
•  Proposal to ratify appointment of
   Independent Auditors
•  Closing of the Polls
•  Business Overview by
   Scott V. Fainor, President
May 5, 2005     Page 3

Certain statements contained in this presentation which are not historical facts may be considered “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.  Information regarding these factors is addressed in KNBT Bancorp’s filings with the Securities and Exchange Commission (SEC).  Copies of these filings are available from the SEC at www.sec.gov or from the KNBT Bancorp website at www.knbt.com.
This presentation contains forward-looking statements regarding the future operations of KNBT, including the pending acquisition by KNBT of Northeast Pennsylvania Financial Corp. (“NEPF”).  These forward-looking statements involve certain risks and uncertainties.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) estimated cost savings from the acquisition of NEPF cannot be fully realized within the expected time frame; (2) revenues following the acquisition of NEPF are lower than expected; (3) competitive pressures among depository institutions increases significantly; (4) costs or difficulties related to the integration of the businesses of KNBT and NEPF are greater than expected; (5) changes in the interest rate environment may reduce interest margins; (6) general economic conditions, either nationally or in the markets in which KNBT is or will be doing business, are less favorable than expected; (7) legislation or changes in regulatory requirements adversely affect the business in which KNBT would be engaged; (8) factors which result in a condition to the NEPF transaction not being met; (9) the risks that are described from time to time in KNBT’s reports filed with the SEC including its Annual Report on Form 10-K for the year ended December 31, 2004; (10) economic and competitive conditions which could affect the volume of loan originations, deposit flows and real estate values, or (11) the levels of non-interest income and expense and the amount of loan losses.
Disclaimer
May 5, 2005     Page 4

A Year of Significant Progress
•  Building our financial performance through our first
   full calendar year as KNBT.
•  Building our business through key acquisitions.
•  Building our ties to the community through
   contributions and volunteerism.
•  Building our branch network through de novo
   expansion, renovation, and acquisition.
•  Continue building a focused operational strategy
   through the dedication of KNBT’s Board of
   Directors, management, and employees.
May 5, 2005     Page 5

At December 31,	**2002**	**2003**	**2004**
Assets	$1,015,906	$1,941,973	$2,415,103
Deposits	$771,825	$1,289,410	$1,323,053
Loans	$558,453	$890,076	$1,013,202
Shareholders' Equity	$111,049	$389,080	$377,354
For the Year Ended December 31,			
Net Interest Income	$33,063	$38,002	$63,845
Non-Interest Income	$8,814	$9,048	$15,434
Non-Interest Expense	$24,568	$55,119	$52,699
Net Income (Loss)	$12,010	($5,756)	$17,606
Per Share Data			
Net Income-Diluted	n/a	n/m	$ 0.60
Cash Dividends per Common Share	n/a	n/m	$0.15
Book Value	n/a	$13.20	$13.33

KNBT Bancorp, Inc.

Financial Highlights
(In thousands, except per share data)
Building Our Financial Performance
May 5, 2005     Page 6

March 31, 2004	March 31, 2005
At March 31,		
Assets	$2,057,085	$2,418,580
Deposits	$1,294,215	$1,344,380
Loans	$922,518	$1,031,042
Shareholders' Equity	$397,866	$368,650
For the Quarter Ended March 31,		
Net Interest Income	$15,476	$16,139
Non-Interest Income	$3,967	$4,442
Non-Interest Expense	$12,505	$13,425
Net Income	$4,115	$4,830
Per Share Data		
Net Income-Diluted	$0.14	$0.17
Cash Dividends per Common Share	n/a	$0.05
Book Value	$13.44	$13.16

KNBT Bancorp, Inc.

Building Our Financial Performance
Financial Highlights
(In thousands, except per share data)
May 5, 2005     Page 7

Building Our Financial Performance
•  April 2004-Declared first dividend of $.05 per share
   and continued for next three quarters.
•  April 2005-Announced $.06 dividend (a 20%
   increase).
•  October 2004 – Board of Directors approved stock
   repurchase of approximately 3,000,000 shares.
•  650,000 shares bought back by year-end 2004 and
   314,000 bought back during first quarter 2005, with
   approximately 2.1 million shares remaining.
May 5, 2005     Page 8

Building Our Business – Key Acquisitions
•  September 28, 2004 – announced purchase of Oakwood Financial Corp., now known as
   KNBT Securities.  Completed on November 11, 2004. Immediately accretive to earnings.
•  December 9, 2004 – announced entering into an agreement to acquire Northeast
   Pennsylvania Financial Corp (NEPF). NEPF’s shareholders approved agreement on
   April 14, 2005.  All regulatory approvals have been obtained.  Completion pending
   (second quarter 2005).    Expect deal to be accretive to earnings $.06 per share within
   12 months.
•  February 28, 2005 – announced proposed purchase of Caruso Benefits Group, Inc., which was completed on April 1, 2005.  Transaction expected to enhance fee income by
   $5.0 million and to be accretive to earnings $.03 per share within 12 months.
May 5, 2005     Page 9

Building Our Branch Network
•  Upgraded ATMs installed at 15 KNBT branches.
•  Coin counting machines added at 16 KNBT branches.
•  Renovations completed at Downtown Bethlehem,
   Moorestown and Broad Street Nazareth branches.
•  February 22, 2005 – Continued growth of seven day a
   week banking with opening of new in-store branch
   inside Palmer GIANT.
•  May 2, 2005 – Opened new Palmer Town Center
   traditional office.
May 5, 2005     Page 10

Other Highlights
•  Board Governance included adopting and revising all
   Committee Charters and Code of Ethics.
•  Addressed Sarbanes Oxley Section 404 issues  and
   received certification with no material weaknesses.
•  With completion of the NEPF transaction, KNBT will
   be a $3 billion regional full service financial institution with 58 offices throughout seven counties, serving
   the Greater Lehigh Valley and Northeast
   Pennsylvania markets.
May 5, 2005     Page 11

Building A Stronger Community
•  Active support of community groups and their
   initiatives, such as:  Allentown Neighborhood Housing
   Services, Ways to Work, Northampton County First
   Time Homebuyer Assistance Program, Alliance for
   Building Communities, Community Action Committee
   of the Lehigh Valley, and Old Allentown Preservation
   Association, to highlight a few.
•  KNBT employees displayed true spirit of community
   banking with over 13,000 hours of collective
   volunteerism.
May 5, 2005     Page 12

Building Our Future Through A Focused Operating Strategy
•  Grow branch network throughout seven county region.
•  Increase fee-based income through trust services,
   securities, and insurance products.
•  Grow core consumer and commercial deposits.
•  Grow commercial and consumer loans without
   sacrificing credit quality.
•  Ensure customer satisfaction through personalized
   service and build relationships with a focus on more
   wallet share.
•  Manage capital to enhance shareholder value.
May 5, 2005     Page 13

Our Vision
Keystone Nazareth Bank & Trust
(KNBT) will be the financial partner of
choice, with a commitment to world
class community banking, that will build
lasting relationships by delivering
unmatched, personal service and value
to our customers, employees,
community and shareholders.
May 5, 2005     Page 14

Meeting Conclusion
•  Report of Inspector of Election
•  Adjournment
May 5, 2005     Page 15